Exhibit 99.1

News release

FOR IMMEDIATE RELEASE

SANDY SPRING BANCORP REPORTS NET INCOME OF $21.7 MILLION FOR THE FIRST QUARTER OF 2018

Quarterly Performance Demonstrates Company’s Continued Stability and Strength Following Acquisition

OLNEY, MARYLAND, April 19, 2018 — Sandy Spring Bancorp, Inc., (Nasdaq-SASR), the parent company of Sandy Spring Bank, today reported net income for the first quarter of 2018 of $21.7 million ($0.61 per diluted share) compared to net income of $15.1 million ($0.63 per diluted share) for the first quarter of 2017 and net income of $8.3 million ($0.34 per diluted share) for the fourth quarter of 2017. The current quarter’s results included the impact of $9.0 million in merger expenses. Exclusive of the after-tax impact of these expenses, earnings per diluted share would have been approximately $0.80 per share. The prior quarter’s results included $5.6 million in additional income tax expense from the revaluation of deferred tax assets as a result of the reduction in the corporate income tax rate under the recently enacted Tax Cuts and Jobs Act, as well as $1.8 million in post-tax merger expenses. Fourth quarter 2017 earnings per share would have been approximately $0.64 per share excluding the combined impact of these items. (Please refer to the Non-GAAP Reconciliation table included with this release for details on the earnings impact of merger related expenses and additional income tax expense related to the Tax Cuts and Jobs Act).

On January 1, 2018, Sandy Spring Bancorp completed its acquisition of WashingtonFirst Bankshares, Inc. (“WashingtonFirst”) of Reston, Virginia. The results of operations from this acquisition have been included in the consolidated results of operations from the date of the acquisition. The first quarter of 2018 reflects increased levels of average and actual balances, income and expense as compared to the first quarter of 2017. At the acquisition date, WashingtonFirst had assets of $2.1 billion, loans of $1.7 billion and deposits of $1.6 billion. As a result of the growth in the balance sheet, interest income and expense increased from the prior year. Cost savings from the synergies resulting from the combination of the institutions will continue to be realized throughout 2018.

“Our strong quarterly performance demonstrates the value of the recently completed acquisition and our ability to effectively execute on a key part of our overall growth strategy,” said Daniel J. Schrider, President and Chief Executive Officer. “As we mark our 150th anniversary this year, we remain true to what has always driven our success.”

“We are focused on building long-lasting client relationships by helping people and businesses reach their financial goals,” added Schrider. “Providing personalized and remarkable service to all of our clients is what will continue to set us apart as a premier bank in the Greater Washington region and what will continue to drive our future growth.”

First Quarter Highlights:

•	Total assets, loans and deposits grew by 52%, 52% and 48%, respectively compared to the prior year primarily as a result of the acquisition.

•	First quarter results reflected an annualized return on average assets of 1.12% and annualized return on average equity of 8.70% as compared to 1.20% and 11.45% respectively for the first quarter of 2017. Exclusive of merger costs on an after tax basis, the return on average assets and return on average equity would have been 1.47% and 11.40%, respectively.

•	The net interest margin was 3.58% for the first quarter of 2018, compared to 3.51% for the first quarter of 2017 and 3.57% for the fourth quarter of 2017. The fourth quarter’s interest margin would have been 3.53% after excluding the recovery of interest income from a previously charged-off loan.

•	Pre-tax merger expenses recognized in the first quarter of 2018 totaled $9.0 million compared to $2.9 million recognized in the fourth quarter of 2017.

•	The effective tax rate for the current quarter was 23.6% compared to 33.5% for the same quarter of the prior year.

•	Tangible book value declined 5% at the end of the first quarter to $19.12 per share as compared to $20.18 at the end of 2017 as a result of the acquisition.

•	The Non-GAAP efficiency ratio which excludes merger costs was 49.54% for the current quarter as compared to 54.78% for the first quarter of 2017 and 55.69% for the fourth quarter of 2017.

Review of Balance Sheet and Credit Quality

As a result of the WashingtonFirst acquisition, total assets grew to $7.9 billion at March 31, 2018 as compared to $5.2 billion at March 31, 2017. Total loans at March 31, 2018 were $6.1 billion compared to $4.0 billion at March 31, 2017. Organic loan growth during the first quarter of 2018 was $0.1 billion. This growth is net of $60 million in portfolio sales during the quarter from mortgage loans held for investment.

Combined noninterest-bearing and interest-bearing checking account balances at March 31, 2018, an important performance driver of multiple-product banking relationships with clients, increased by 36% compared to balances at March 31, 2017.

Tangible common equity totaled $678 million at March 31, 2018, compared to $463 million at March 31, 2017. The asset and equity growth from the merger was affected by the growth in intangibles associated with the recent acquisition resulting in a decline in the ratio of tangible common equity to tangible assets to 8.99% at March 31, 2018 as compared to 9.06% at March 31, 2017. At March 31, 2018, the Company had a total risk-based capital ratio of 12.27%, a common equity tier 1 risk-based capital ratio of 10.92%, a tier 1 risk-based capital ratio of 11.08% and a tier 1 leverage ratio of 9.21%.

The level of non-performing loans to total loans decreased to 0.48% at March 31, 2018, compared to 0.77% at March 31, 2017, as a result of the growth in the loan portfolio. At March 31, 2018, non-performing loans totaled $29.4 million compared to $30.9 million at March 31, 2017, and $29.3 million at December 31, 2017. Non-performing loans include accruing loans 90 days or more past due and restructured loans, but exclude loans that were considered non-performing from the acquired loan portfolios.

Loan charge-offs, net of recoveries, totaled $0.3 million for the first quarter of 2018 compared to $0.4 million for the first quarter of 2017. The allowance for loan losses represented 0.77% of outstanding loans and 160% of non-performing loans at March 31, 2018, compared to 1.10% of outstanding loans and 142% of non-performing loans at March 31, 2017. The decline in the allowance to outstanding loans ratio is the result of the accounting for credit losses on the loans acquired in the WashingtonFirst acquisition as any incurred credit losses have been embedded in the determination of the fair values of those loans.

Income Statement Review

Net interest income for the first quarter of 2018 increased 56% compared to the first quarter of 2017 as a result of the WashingtonFirst acquisition and, to a lesser extent, the Company’s organic loan growth during the period. The net interest margin improved to 3.58% for the first quarter of 2018 compared to 3.51% for the first quarter of 2017.

The provision for loan losses was $2.0 million for the first quarter of 2018 compared to $0.2 million for the first quarter of 2017 and $0.5 million for the fourth quarter of 2017. The increase in the provision reflects the impact of organic loan growth during the first quarter of 2018.

Non-interest income increased 36% for the first quarter of 2018 as compared to the first quarter of 2017. The current quarter included $1.6 million in BOLI life insurance proceeds. Exclusive of these proceeds, the growth in non-interest income for the quarter was 23% or $2.8 million compared to the prior year quarter. The majority of this increase was derived from mortgage banking activities and, to a lesser extent, wealth management income and bank card fees. The increase in mortgage banking activities is attributable to the increased origination volume associated with the mortgage lending operations acquired as part of the WashingtonFirst acquisition.

Non-interest expenses increased 66% to $49.6 million for the first quarter of 2018 compared to $30.0 million in the first quarter of 2017. The increase in non-interest expense excluding merger expenses is 36%, primarily in compensation and facility costs. The non-GAAP efficiency ratio was 49.54% for the first quarter of 2018 compared to 54.78% for the first quarter of 2017 as a result of the growth in net interest income.

The recently enacted tax legislation resulted in a significant tax rate reduction. This reduction has provided a net income benefit in the current quarter and this benefit will continue to affect future periods. The resultant effective tax rate at March 31, 2018 was 23.6% as compared to 33.5% at March 31, 2017.

Explanation of Non-GAAP Financial Measures

Reported amounts are presented in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company’s management believes that the supplemental non-GAAP information, which consists of reported net income excluding merger related expenses and additional income tax expense related to the recently enacted Tax Reform, which can vary from period to period, provides a better comparison of period to period operating performance. Additionally, the Company believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Please refer to Non-GAAP Reconciliation table included with this release for details on the earnings impact of these items.

Conference Call

The Company’s management will host a conference call to discuss its first quarter results today at 2:00 P.M. (ET). A live Webcast of the conference call is available through the Investor Relations section of the Sandy Spring Website at www.sandyspringbank.com. Participants may call 1-800-860-2442. A password is not necessary. Visitors to the Website are advised to log on 10 minutes ahead of the scheduled start of the call. An internet-based replay will be available on the website until 9:00 am (ET) May 3, 2018. A replay of the teleconference will be available through the same time period by calling 1-877-344-7529 under conference call number 10118759.

About Sandy Spring Bancorp, Inc.

Sandy Spring Bancorp, Inc., headquartered in Olney, Maryland, is the holding company for Sandy Spring Bank. Independent and community-oriented, Sandy Spring Bank offers a broad range of commercial banking, retail banking, mortgage and trust services throughout central Maryland, Northern Virginia, and the greater Washington, D.C. market. Through its subsidiaries, Sandy Spring Insurance Corporation and West Financial Services, Inc., Sandy Spring Bank also offers a comprehensive menu of insurance and wealth management services. Visit www.sandyspringbank.com for more information.

For additional information or questions, please contact:

Daniel J. Schrider, President & Chief Executive Officer, or
Philip J. Mantua, E.V.P. & Chief Financial Officer
Sandy Spring Bancorp
17801 Georgia Avenue
Olney, Maryland 20832
1-800-399-5919
Email:	DSchrider@sandyspringbank.com
PMantua@sandyspringbank.com
Website: www.sandyspringbank.com

Media Contact:
Jen Schell
301-570-8331
jschell@sandyspringbank.com

Forward-Looking Statements

Sandy Spring Bancorp makes forward-looking statements in this news release and in the conference call regarding this news release. These forward-looking statements may include: statements of goals, intentions, earnings expectations, and other expectations; estimates of risks and of future costs and benefits; assessments of probable loan losses; assessments of market risk; and statements of the ability to achieve financial and other goals.

Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Sandy Spring Bancorp does not assume any duty and does not undertake to update its forward-looking statements. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that Sandy Spring Bancorp anticipated in its forward-looking statements and future results could differ materially from historical performance.

Sandy Spring Bancorp’s forward-looking statements are subject to the following principal risks and uncertainties: general economic conditions and trends, either nationally or locally; conditions in the securities markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of the Company’s loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; the Company’s ability to retain key members of management; changes in legislation, regulations, and policies; the possibility that any of the anticipated benefits of acquisitions will not be realized or will not be realized within the expected time period; and a variety of other matters which, by their nature, are subject to significant uncertainties. Sandy Spring Bancorp provides greater detail regarding some of these factors in its Form 10-K for the year ended December 31, 2017, including in the Risk Factors section of that report, and in its other SEC reports. Sandy Spring Bancorp’s forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in this news release or in its filings with the SEC, accessible on the SEC’s Web site at www.sec.gov.

Sandy Spring Bancorp, Inc. and Subsidiaries

FINANCIAL HIGHLIGHTS - UNAUDITED

	Three Months Ended
	March 31,		%
(Dollars in thousands, except per share data)	2018	2017	Change
Results of Operations:
Net interest income	$62,891	$40,253	56%
Provision for loan losses	1,997	194	n.m.
Non-interest income	17,118	12,632	36
Non-interest expenses	49,641	29,981	66
Income before income taxes	28,371	22,710	25
Net income	21,665	15,112	43

Pre-tax pre-provision income (5)	$39,326	$22,904	72

Return on average assets	1.12%	1.20%
Return on average common equity	8.70%	11.45%
Net interest margin	3.58%	3.51%
Efficiency ratio - GAAP basis (1)	62.04%	56.69%
Efficiency ratio - Non-GAAP basis (1)	49.54%	54.78%

Per share data:
Basic net income	$0.61	$0.63	(3)%
Diluted net income	$0.61	$0.63	(3)
Average fully diluted shares	35,683,542	24,158,566	48
Dividends declared per share	$0.26	$0.26	-
Book value per share	28.61	22.74	26
Tangible book value per share	19.12	19.36	(1)
Outstanding shares	35,463,269	23,930,165	48

Financial Condition at period-end:
Investment securities	$1,040,339	$855,707	22%
Loans	6,061,551	3,992,996	52
Interest-earning assets	7,285,731	4,919,927	48
Assets	7,894,918	5,201,164	52
Deposits	5,627,206	3,799,198	48
Interest-bearing liabilities	5,057,645	3,380,937	50
Stockholders' equity	1,014,608	544,261	86

Capital ratios:
Tier 1 leverage (4)	9.21%	9.26%
Tier 1 capital to risk-weighted assets (4)	11.08%	11.02%
Total regulatory capital to risk-weighted assets (4)	12.27%	12.06%
Common equity tier 1 capital to risk-weighted assets (4)	10.92%	11.02%
Tangible common equity to tangible assets (2)	8.99%	9.06%
Average equity to average assets	12.88%	10.47%

Credit quality ratios:
Allowance for loan losses to loans	0.77%	1.10%
Non-performing loans to total loans	0.48%	0.77%
Non-performing assets to total assets	0.41%	0.62%
Allowance for loan losses to non-performing loans	159.67%	142.14%
Annualized net charge-offs to average loans (3)	0.02%	0.04%

(1)	The efficiency ratio - GAAP basis is non-interest expenses divided by net interest income plus non-interest income from the Condensed Consolidated Statements of Income. The traditional efficiency ratio - Non-GAAP basis excludes intangible asset amortization from non-interest expense; securities gains (losses) from non-interest income; and the tax-equivalent adjustment to net interest income. See the Reconciliation Table included with these Financial Highlights.
(2)	The tangible common equity to tangible assets ratio is a non-GAAP ratio that divides assets excluding intangible assets into stockholders' equity after deducting intangible assets and other comprehensive gains (losses). See the Reconciliation Table included with these Financial Highlights.
(3)	Calculation utilizes average loans, excluding residential mortgage loans held-for-sale.
(4)	Estimated ratio at March 31, 2018.
(5)	Excludes merger expenses.

Sandy Spring Bancorp, Inc. and Subsidiaries

RECONCILIATION TABLE - UNAUDITED

	Three Months Ended
	March 31,	December 31,	March 31,
(Dollars in thousands, except per share data)	2018	2017	2017
Pre-tax pre-provision income (1):
Net income	$21,665	$8,267	$15,112
Plus Non-GAAP adjustment:
Merger expenses	8,958	2,920	-
Income taxes	6,706	11,933	7,598
Provision for loan losses	1,997	527	194
Pre-tax pre-provision income	$39,326	$23,647	$22,904

Efficiency ratio - GAAP basis:
Non-interest expenses	$49,641	$35,059	$29,981

Net interest income plus non-interest income	$80,009	$55,786	$52,885

Efficiency ratio - GAAP basis	62.04%	62.85%	56.69%

Efficiency ratio - Non-GAAP basis:
Non-interest expenses	$49,641	$35,059	$29,981
Less non-GAAP adjustment:
Amortization of intangible assets	541	25	26
Merger expenses	8,958	2,920	-
Non-interest expenses - as adjusted	$40,142	$32,114	$29,955

Net interest income plus non-interest income	$80,009	$55,786	$52,885
Plus non-GAAP adjustment:
Tax-equivalent income	1,085	1,874	1,796
Less non-GAAP adjustments:
Securities gains	63	(2)	2
Net interest income plus non-interest income - as adjusted	$81,031	$57,662	$54,679

Efficiency ratio - Non-GAAP basis	49.54%	55.69%	54.78%

Supplemental Non-GAAP Performance Measurements:
Net income - GAAP	$21,665	$8,267	$15,112
Merger expenses - net of tax	6,719	1,756	-
Income taxes - Incremental impact of revaluation of deferred tax assets	-	5,544	-
Net income - Non-GAAP	$28,384	$15,567	$15,112

Diluted net income per share - Non-GAAP	$0.80	$0.64	$0.63
Return on average assets - Non-GAAP	1.47%	1.16%	1.20%
Return on average common equity - Non-GAAP	11.40%	10.96%	11.45%

Tangible common equity ratio:
Total stockholders' equity	$1,014,608	$563,816	$544,261
Accumulated other comprehensive loss	17,618	6,857	5,534
Goodwill	(342,907)	(85,768)	(85,768)
Other intangible assets, net	(11,408)	(580)	(654)
Tangible common equity	$677,911	$484,325	$463,373

Total assets	$7,894,918	$5,446,675	$5,201,164
Goodwill	(342,907)	(85,768)	(85,768)
Other intangible assets, net	(11,408)	(580)	(654)
Tangible assets	$7,540,603	$5,360,327	$5,114,742

Tangible common equity ratio	8.99%	9.04%	9.06%

Outstanding common shares	35,463,269	23,996,293	23,930,165
Tangible book value per common share	$19.12	$20.18	$19.36

(1)	Excludes merger expenses.

Sandy Spring Bancorp, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF CONDITION  - UNAUDITED

	March 31,	December 31,	March 31,
(Dollars in thousands)	2018	2017	2017
Assets
Cash and due from banks	$64,064	$55,693	$48,362
Federal funds sold	1,407	2,845	2,336
Interest-bearing deposits with banks	153,948	53,962	51,171
Cash and cash equivalents	219,419	112,500	101,869
Residential mortgage loans held for sale (at fair value)	28,486	9,848	17,717
Investments available-for-sale (at fair value)	977,224	729,507	814,096
Other equity securities	63,115	45,518	41,611
Total loans	6,061,551	4,314,248	3,992,996
Less: allowance for loan losses	(46,931)	(45,257)	(43,861)
Net loans	6,014,620	4,268,991	3,949,135
Premises and equipment, net	60,352	54,761	53,346
Other real estate owned	2,761	2,253	1,294
Accrued interest receivable	22,383	15,480	14,532
Goodwill	342,907	85,768	85,768
Other intangible assets, net	11,408	580	654
Other assets	152,243	121,469	121,142
Total assets	$7,894,918	$5,446,675	$5,201,164

Liabilities
Noninterest-bearing deposits	$1,767,523	$1,264,392	$1,234,505
Interest-bearing deposits	3,859,683	2,699,270	2,564,693
Total deposits	5,627,206	3,963,662	3,799,198
Securities sold under retail repurchase agreements and federal funds purchased	149,323	119,359	141,244
Advances from FHLB	1,011,109	765,833	675,000
Subordinated debentures	37,530	-	-
Accrued interest payable and other liabilities	55,142	34,005	41,461
Total liabilities	6,880,310	4,882,859	4,656,903

Stockholders' Equity
Common stock -- par value $1.00; shares authorized 50,000,000; shares issued and outstanding 35,463,269, 23,996,293 and 23,930,165 at March 31, 2018, December 31, 2017 and March 31, 2017, respectively	35,463	23,996	23,930
Additional paid in capital	604,399	168,188	166,614
Retained earnings	392,364	378,489	359,251
Accumulated other comprehensive loss	(17,618)	(6,857)	(5,534)
Total stockholders' equity	1,014,608	563,816	544,261
Total liabilities and stockholders' equity	$7,894,918	$5,446,675	$5,201,164

Sandy Spring Bancorp, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Three Months Ended
	March 31,
(Dollars in thousands, except per share data)	2018	2017
Interest Income:
Interest and fees on loans	$67,592	$40,223
Interest on loans held for sale	368	82
Interest on deposits with banks	357	90
Interest and dividends on investment securities:
Taxable	5,102	3,608
Exempt from federal income taxes	2,072	1,951
Interest on federal funds sold	13	4
Total interest income	75,504	45,958
Interest Expense:
Interest on deposits	6,959	2,488
Interest on retail repurchase agreements and federal funds purchased	108	76
Interest on advances from FHLB	5,078	3,129
Interest on subordinated debt	468	12
Total interest expense	12,613	5,705
Net interest income	62,891	40,253
Provision for loan losses	1,997	194
Net interest income after provision for loan losses	60,894	40,059
Non-interest Income:
Investment securities gains	63	2
Service charges on deposit accounts	2,259	1,964
Mortgage banking activities	2,207	608
Wealth management income	5,061	4,484
Insurance agency commissions	1,824	1,752
Income from bank owned life insurance	2,331	594
Bank card fees	1,370	1,145
Other income	2,003	2,083
Total non-interest income	17,118	12,632
Non-interest Expenses:
Salaries and employee benefits	23,912	17,801
Occupancy expense of premises	4,942	3,402
Equipment expenses	2,225	1,724
Marketing	1,148	663
Outside data services	1,397	1,392
FDIC insurance	1,193	805
Amortization of intangible assets	541	26
Merger expenses	8,958	-
Other expenses	5,325	4,168
Total non-interest expenses	49,641	29,981
Income before income taxes	28,371	22,710
Income tax expense	6,706	7,598
Net income	$21,665	$15,112

Net Income Per Share Amounts:
Basic net income per share	$0.61	$0.63
Diluted net income per share	$0.61	$0.63
Dividends declared per share	$0.26	$0.26

Sandy Spring Bancorp, Inc. and Subsidiaries

HISTORICAL TRENDS - QUARTERLY FINANCIAL DATA - UNAUDITED

	2018	2017
(Dollars in thousands, except per share data)	Q1	Q4	Q3	Q2	Q1
Profitability for the Quarter:
Tax-equivalent interest income	$76,589	$52,550	$51,477	$50,477	$47,754
Interest expense	12,613	7,184	6,892	6,250	5,705
Tax-equivalent net interest income	63,976	45,366	44,585	44,227	42,049
Tax-equivalent adjustment	1,085	1,874	1,888	1,901	1,796
Provision for loan losses	1,997	527	934	1,322	194
Non-interest income	17,118	12,294	12,746	13,571	12,632
Non-interest expenses	49,641	35,059	31,191	32,868	29,981
Income before income taxes	28,371	20,200	23,318	21,707	22,710
Income tax expense	6,706	11,933	8,229	6,966	7,598
Net income	$21,665	$8,267	$15,089	$14,741	$15,112
Financial Performance:
Pre-tax pre-provision income (2)	$39,326	$23,647	$24,597	$24,016	$22,904
Return on average assets	1.12%	0.61%	1.13%	1.14%	1.20%
Return on average common equity	8.70%	5.82%	10.74%	10.80%	11.45%
Net interest margin	3.58%	3.57%	3.54%	3.60%	3.51%
Efficiency ratio - GAAP basis (1)	62.04%	62.85%	56.26%	58.80%	56.69%
Efficiency ratio - Non-GAAP basis (1)	49.54%	55.69%	53.76%	54.10%	54.78%
Per Share Data:
Basic net income per share	$0.61	$0.34	$0.62	$0.61	$0.63
Diluted net income per share	$0.61	$0.34	$0.62	$0.61	$0.63
Average fully diluted shares	35,683,542	24,228,471	24,223,004	24,262,745	24,158,566
Dividends declared per common share	$0.26	$0.26	$0.26	$0.26	$0.26
Non-interest Income:
Securities gains (losses)	$63	$(2)	$-	$1,273	$2
Service charges on deposit accounts	2,259	2,177	2,140	2,017	1,964
Mortgage banking activities	2,207	654	632	840	608
Wealth management income	5,061	5,054	4,864	4,744	4,484
Insurance agency commissions	1,824	1,307	1,950	1,222	1,752
Income from bank owned life insurance	2,331	595	609	605	594
Bank card fees	1,370	1,218	1,211	1,253	1,145
Other income	2,003	1,291	1,340	1,617	2,083
Total Non-interest Income	$17,118	$12,294	$12,746	$13,571	$12,632
Non-interest Expense:
Salaries and employee benefits	$23,912	$18,607	$18,442	$18,282	$17,801
Occupancy expense of premises	4,942	3,146	3,294	3,211	3,402
Equipment expenses	2,225	1,802	1,722	1,767	1,724
Marketing	1,148	896	784	776	663
Outside data services	1,397	1,441	1,286	1,367	1,392
FDIC insurance	1,193	827	850	823	805
Amortization of intangible assets	541	25	25	25	26
Merger expenses	8,958	2,920	345	987	-
Professional fees	1,040	1,439	1,053	1,045	955
Other real estate owned expenses	38	14	4	(6)	5
Other expenses	4,247	3,942	3,386	4,591	3,208
Total Non-interest Expense	$49,641	$35,059	$31,191	$32,868	$29,981

(1)	The efficiency ratio - GAAP basis is non-interest expenses divided by net interest income plus non-interest income from the Condensed Consolidated Statements of Income. The traditional, efficiency ratio - non-GAAP basis excludes intangible asset amortization from non-interest expense; excludes securities gains; and adds the tax-equivalent adjustment to net interest income. See the Reconciliation Table included with these Financial Highlights.
(2)	Excludes merger expenses.

Sandy Spring Bancorp, Inc. and Subsidiaries

HISTORICAL TRENDS - QUARTERLY FINANCIAL DATA - UNAUDITED

	2018	2017
(Dollars in thousands)	Q1	Q4	Q3	Q2	Q1
Balance Sheets at Quarter End:
Residential mortgage loans	$992,287	$921,435	$882,890	$871,766	$848,814
Residential construction loans	215,445	176,687	171,814	169,901	170,285
Commercial AD&C loans	564,871	292,443	295,222	314,259	309,350
Commercial investor real estate loans	1,928,439	1,112,710	1,104,669	1,069,988	979,410
Commercial owner occupied real estate loans	1,174,739	857,196	831,461	797,629	772,443
Commercial business loans	652,797	497,948	451,667	451,570	457,216
Consumer loans	532,973	455,829	456,395	458,058	455,478
Total loans	6,061,551	4,314,248	4,194,118	4,133,171	3,992,996
Allowance for loan losses	(46,931)	(45,257)	(44,924)	(45,079)	(43,861)
Loans held for sale	28,486	9,848	7,084	5,743	17,717
Investment securities	1,040,339	775,025	795,922	821,491	855,707
Interest-earning assets	7,285,731	5,155,928	5,049,229	4,988,704	4,919,927
Total assets	7,894,918	5,446,675	5,334,788	5,270,521	5,201,164
Noninterest-bearing demand deposits	1,767,523	1,264,392	1,312,710	1,302,536	1,234,505
Total deposits	5,627,206	3,963,662	3,955,792	3,885,445	3,799,198
Customer repurchase agreements	149,323	119,359	146,569	127,312	141,244
Total interest-bearing liabilities	5,057,645	3,584,462	3,422,568	3,380,221	3,380,937
Total stockholders' equity	1,014,608	563,816	564,480	554,683	544,261
Quarterly Average Balance Sheets:
Residential mortgage loans	$1,117,478	$903,660	$880,782	$860,081	$847,896
Residential construction loans	193,327	171,239	172,921	169,130	157,152
Commercial AD&C loans	582,876	289,737	291,569	302,924	310,325
Commercial investor real estate loans	1,988,340	1,114,960	1,090,641	1,010,389	945,080
Commercial owner occupied real estate loans	940,065	842,642	808,802	776,279	774,964
Commercial business loans	657,372	454,330	459,779	454,724	462,444
Consumer loans	538,198	458,378	457,526	461,672	458,162
Total loans	6,017,656	4,234,946	4,162,020	4,035,199	3,956,023
Loans held for sale	35,768	5,862	7,093	7,077	7,402
Investment securities	1,062,325	780,522	813,179	842,837	818,287
Interest-earning assets	7,212,878	5,061,075	5,019,133	4,922,389	4,829,208
Total assets	7,841,611	5,346,625	5,297,368	5,202,398	5,111,698
Noninterest-bearing demand deposits	1,651,258	1,322,157	1,293,470	1,251,396	1,159,715
Total deposits	5,489,715	3,991,936	3,916,657	3,810,180	3,673,731
Customer repurchase agreements	136,694	139,125	133,145	132,552	128,485
Total interest-bearing liabilities	5,116,904	3,419,669	3,407,279	3,360,128	3,375,002
Total stockholders' equity	1,010,106	563,506	557,282	547,229	535,308
Financial Measures:
Average equity to average assets	12.88%	10.54%	10.52%	10.52%	10.47%
Investment securities to earning assets	14.28%	15.03%	15.76%	16.47%	17.39%
Loans to earning assets	83.20%	83.68%	83.06%	82.85%	81.16%
Loans to assets	76.78%	79.21%	78.62%	78.42%	76.77%
Loans to deposits	107.72%	108.85%	106.02%	106.38%	105.10%
Capital Measures:
Tier 1 leverage (1)	9.21%	9.24%	9.28%	9.26%	9.26%
Tier 1 capital to risk-weighted assets (1)	11.08%	10.84%	10.99%	10.96%	11.02%
Total regulatory capital to risk-weighted assets (1)	12.27%	11.85%	12.01%	12.00%	12.06%
Common equity tier 1 capital to risk-weighted assets (1)	10.92%	10.84%	10.99%	10.96%	11.02%
Book value per share	$28.61	$23.50	$23.53	$23.13	$22.74
Outstanding shares	35,463,269	23,996,293	23,990,370	23,983,997	23,930,165

(1)	Estimated ratio at March 31, 2018

Sandy Spring Bancorp, Inc. and Subsidiaries

LOAN PORTFOLIO QUALITY DETAIL - UNAUDITED

	2018	2017
(Dollars in thousands)	March 31,	December 31,	September 30,	June 30,	March 31,
Non-Performing Assets:
Loans 90 days past due:
Commercial business	$-	$-	$-	$-	$-
Commercial real estate:
Commercial AD&C	-	-	-	-	-
Commercial investor real estate	-	-	-	-	-
Commercial owner occupied real estate	-	-	-	424	-
Consumer	126	-	1	4	-
Residential real estate:
Residential mortgage	-	225	225	-	232
Residential construction	-	-	-	-	-
Total loans 90 days past due	126	225	226	428	232
Non-accrual loans:
Commercial business	6,634	6,703	6,091	6,807	4,849
Commercial real estate:
Commercial AD&C	136	136	137	137	137
Commercial investor real estate	5,813	5,575	5,589	6,934	7,970
Commercial owner occupied real estate	3,524	3,582	5,012	4,926	5,106
Consumer	3,244	2,967	3,152	3,111	3,058
Residential real estate:
Residential mortgage	7,063	7,196	7,345	7,101	6,908
Residential construction	174	177	182	187	189
Total non-accrual loans	26,588	26,336	27,508	29,203	28,217
Total restructured loans - accruing	2,678	2,788	2,471	2,569	2,409
Total non-performing loans	29,392	29,349	30,205	32,200	30,858
Other assets and real estate owned (OREO)	2,761	2,253	1,448	1,460	1,294
Total non-performing assets	$32,153	$31,602	$31,653	$33,660	$32,152

	For the Quarter Ended,
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2018	2017	2017	2017	2017
Analysis of Non-accrual Loan Activity:
Balance at beginning of period	$26,336	$27,508	$29,203	$28,217	$29,211
Non-accrual balances transferred to OREO	(289)	(888)	(411)	(175)	(113)
Non-accrual balances charged-off	(411)	(446)	(1,127)	(179)	(391)
Net payments or draws	(357)	(1,707)	(1,869)	(1,804)	(1,382)
Loans placed on non-accrual	1,309	2,504	1,712	3,144	1,461
Non-accrual loans brought current	-	(635)	-	-	(569)
Balance at end of period	$26,588	$26,336	$27,508	$29,203	$28,217

Analysis of Allowance for Loan Losses:
Balance at beginning of period	$45,257	$44,924	$45,079	$43,861	$44,067
Provision for loan losses	1,997	527	934	1,322	194
Less loans charged-off, net of recoveries:
Commercial business	322	48	1,029	107	260
Commercial real estate:
Commercial AD&C	(62)	-	-	(103)	-
Commercial investor real estate	(8)	(8)	(10)	(78)	(5)
Commercial owner occupied real estate	-	243	5	-	-
Consumer	99	(71)	103	189	167
Residential real estate:
Residential mortgage	(22)	(12)	(32)	(3)	(16)
Residential construction	(6)	(6)	(6)	(8)	(6)
Net charge-offs	323	194	1,089	104	400
Balance at end of period	$46,931	$45,257	$44,924	$45,079	$43,861

Asset Quality Ratios:
Non-performing loans to total loans	0.48%	0.68%	0.72%	0.78%	0.77%
Non-performing assets to total assets	0.41%	0.58%	0.59%	0.64%	0.62%
Allowance for loan losses to loans	0.77%	1.05%	1.07%	1.09%	1.10%
Allowance for loan losses to non-performing loans	159.67%	154.20%	148.73%	140.00%	142.14%
Annualized net charge-offs to average loans	0.02%	0.02%	0.10%	0.01%	0.04%

Sandy Spring Bancorp, Inc. and Subsidiaries

CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES - UNAUDITED

	Three Months Ended March 31,
	2018			2017
			Annualized			Annualized
	Average	(1)	Average	Average	(1)	Average
(Dollars in thousands and tax-equivalent)	Balances	Interest	Yield/Rate	Balances	Interest	Yield/Rate
Assets
Residential mortgage loans	$1,117,478	$10,381	3.72%	$847,896	$7,348	3.47%
Residential construction loans	193,327	1,844	3.87	157,152	1,436	3.71
Total mortgage loans	1,310,805	12,225	3.74	1,005,048	8,784	3.50
Commercial AD&C loans	582,876	8,136	5.66	310,325	3,654	4.77
Commercial investor real estate loans	1,988,340	23,428	4.78	945,080	10,419	4.47
Commercial owner occupied real estate loans	940,065	10,578	4.56	774,964	9,028	4.72
Commercial business loans	657,372	8,049	4.97	462,444	5,007	4.39
Total commercial loans	4,168,653	50,191	4.88	2,492,813	28,108	4.57
Consumer loans	538,198	5,546	4.24	458,162	3,930	3.50
Total loans (2)	6,017,656	67,962	4.57	3,956,023	40,822	4.17
Loans held for sale	35,768	368	4.12	7,402	82	4.44
Taxable securities	761,392	5,267	2.77	533,577	3,735	2.80
Tax-exempt securities (3)	300,933	2,622	3.49	284,710	3,021	4.24
Total investment securities	1,062,325	7,889	2.97	818,287	6,756	3.30
Interest-bearing deposits with banks	93,241	357	1.55	45,397	90	0.80
Federal funds sold	3,888	13	1.32	2,099	4	0.70
Total interest-earning assets	7,212,878	76,589	4.29	4,829,208	47,754	3.99

Less: allowance for loan losses	(45,673)			(43,728)
Cash and due from banks	76,965			48,820
Premises and equipment, net	60,143			53,649
Other assets	537,298			223,749
Total assets	$7,841,611			$5,111,698

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$758,305	204	0.11%	$610,047	114	0.08%
Regular savings deposits	468,651	301	0.26	315,465	49	0.06
Money market savings deposits	1,380,380	3,127	0.92	990,103	778	0.32
Time deposits	1,231,121	3,327	1.10	598,401	1,547	1.05
Total interest-bearing deposits	3,838,457	6,959	0.74	2,514,016	2,488	0.40
Other borrowings	139,610	108	0.31	128,486	76	0.24
Advances from FHLB	1,101,282	5,078	1.87	730,833	3,129	1.74
Subordinated debentures	37,555	468	4.99	1,667	12	2.90
Total interest-bearing liabilities	5,116,904	12,613	1.00	3,375,002	5,705	0.69

Noninterest-bearing demand deposits	1,651,258			1,159,715
Other liabilities	63,343			41,673
Stockholders' equity	1,010,106			535,308
Total liabilities and stockholders' equity	$7,841,611			$5,111,698

Net interest income and spread		$63,976	3.29%		$42,049	3.30%
Less: tax-equivalent adjustment		1,085			1,796
Net interest income		$62,891			$40,253

Interest income/earning assets			4.29%			3.99%
Interest expense/earning assets			0.71			0.48
Net interest margin			3.58%			3.51%

(1)	Tax-equivalent income has been adjusted using the combined marginal federal and state rate of 26.13% and 39.88% for 2018 and 2017, respectively. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $1.1 million and $1.8 million in 2018 and 2017, respectively.
(2)	Non-accrual loans are included in the average balances.
(3)	Includes only investments that are exempt from federal taxes.